UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54323

(Commission file number)

20-3866475

(I.R.S. Employer Identification No.)

219 Chemin Metairie Road, Youngsville, La 70592

(Address of principal executive offices) (Zip Code)

(337) 269-5933

(Company's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2016, certain shareholders of RedHawk Holdings Corp. (the “Company”) holding 54.9% of the outstanding voting shares of the common stock of the Company approved the removal of Daniel J. Schreiber, John T. Milito and David Kleinhandler from the board of directors of the Company (the “Board”), effective immediately.

On April 22, 2016, same shareholders approved the election of G. Darcy Klug, Phillip Harris IV, Andre F. Toce Sr. and Robert H. Rhyne, Jr. as members of its Board to fill the vacancies created by the departure of Messrs. Schreiber, Milito and Kleinhandler, effective immediately. Mr. Klug has been elected the Chairman of the Board. The Company believes these changes to the composition of the Board better align the extensive work experience of its Board members with the future direction of the Company’s business activities.

Mr. Schreiber will remain as the Chief Executive Officer of the Company at this time.

Mr. Klug beneficially owns 54.9% of the outstanding voting shares of the common stock of the Company. He is currently the Company’s Chief Financial Officer and has held that position since February 27, 2015. Additionally, the Company currently has a $100,000 Commercial Line of Credit with Beechwood Properties, LLC, which is an entity owned and controlled by Mr. Klug.

Mr. Harris is a retired executive from United Parcel Service (“UPS”). Mr. Harris attended Wake Forest University and is a 1976 accounting graduate from the University of North Carolina – Greensboro. He is a veteran and while in the military he was assigned to the United States Navy’s “Fast Attack” submarine naval forces. He joined UPS in 1975 and held various positions with UPS. At the time of his retirement in 2000, he was UPS’ Vice President of Corporate Compliance. There are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with the election of Mr. Harris as a director.

Messrs. Toce and Rhyne joined the Company in April 2016 when they purchased $300,000 of the 5% Convertible Promissory Notes issued by the Company pursuant to that certain Securities Purchase Agreement, effective as of March 15, 2016, with an option to increase their purchase amount up to $500,000.

Mr. Toce has been a trial attorney since 1987 and is the owner and Senior Attorney at The Toce Law Firm, which represents oilfield service companies, independent oil and gas producers, mineral rights owners, royalty owners and landowners. He is also the President and Founder of the Andre F. Toce Sr. Family Foundation, which distributes money to the underprivileged in the world, including homes for battered single mothers and their children, alcohol and addiction recovery centers, and schools and orphanages in Uganda. He holds an undergraduate degree in Microbiology from Louisiana State University and received his Juris Doctorate in 1985 also from Louisiana State University.

Mr. Rhyne has been in private investments since 1987 when he co-founded Preheat, Inc. and served as its President and Chief Executive Officer until February 2006 when he joined OMNI Energy Services Corp. (“OMNI”) as a result of OMNI’s acquisition of Preheat, Inc. At OMNI, he was Vice President of Sales and Marketing and worked closely with Mr. Klug in OMNI’s acquisition and business development program. In 2008, Mr. Rhyne returned to private investments which include investments in oilfield service equipment rentals and commissary operations for various state and parish correctional facilities. Mr. Rhyne has well over 25 years of experience in the oilfield service sector with an emphasis on sales and management. His international experience includes business activities in Hong Kong and Indonesia. Mr. Rhyne is a 1977 graduate from Nicholls State University with a degree in business.

Messrs. Harris, Toce and Rhyne will not receive any compensation for their service as a member of the Board at this time. Mr. Klug receives $120,000 annually, in the form of cash or restricted stock, as the Company’s Chief Financial Officer.

Item 8.01. Other Events

On April 27, 2016, the Company issued a press release announcing the changes to the composition of the Board as described in Item 5.04 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by RedHawk Holdings Corp. on April 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2016	RedHawk Holdings Corp.

	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Chief Financial Officer